EXHIBIT 10(m)

BEMIS COMPANY, INC.

2007 STOCK INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2008)

1.         Purpose of Plan.

Under the Bemis Company, Inc. 2007 Stock Incentive Plan (the “Plan”), the Company may grant both Options and Equity Units to Employees and Directors.  The Plan is designed to enable the Company and its Subsidiaries to attract, retain and motivate Participants by providing them the opportunity to acquire equity ownership in the Company.

2.         Definitions.

The following defined terms are used in this Plan:

2.1       “Board” means the Board of Directors of the Company.

2.2       “Broker Exercise Notice” means a notice whereby a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3       “Change of Control Event” means an event described in Section 10.1 (including a Code §409A Event as defined in Section 10.2).

2.4       “Code” means the Internal Revenue Code of 1986, as amended.

2.5       “Committee” means the compensation committee appointed under Section 3 to administer the Plan.

2.6       “Common Stock” means the common stock of the Company, par value $.10 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3.

2.7       “Company” means Bemis Company, Inc., a Missouri corporation.

2.8       “Control Group” means the Company and any trade or business under common control with the Company within the meaning of Code §414(b) and (c).

2.9       “Director” means a member of the Board.

2.10     A Participant has a “Disability” if, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months:

(a)        The Participant is unable to engage in any substantial gainful activity, or

(b)        The Participant has received income replacement benefits for a period of at least three months under a Participating Employer’s accident and health plan.

2.11     “Employee” means a common law employee of the Company or a Subsidiary.

2.12     “Equity Unit” means a right to receive a share of Common Stock, subject to terms established under Section 7.

2.13     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14     “Expiration Date” means the date an Option is scheduled to expire and no longer be exercisable.

2.15     “Fair Market Value” of a share of Common Stock as of a particular day means the closing price of a share of the Company’s Common Stock on the New York Stock Exchange on such day, or if no sale has been made on such exchange on such day, on the last preceding day on which any such sale was made.

2.16     “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6.1 that qualifies as an “incentive stock option” within the meaning of Code § 422.

2.17     “Non-Qualified Stock Option” means a right to purchase Common Stock granted to an Employee or Director pursuant to Section 6.1 or 6.2 that does not qualify as an Incentive Stock Option.

            2.18     “Officer” means an Employee who has been designated by the Board to serve as an executive officer of the Company.

2.19     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.20     “Participant” means an Employee or Director who has been designated as such.

2.21     “Payment Date” is defined in Section 8.5.

2.22     “Performance Period” means the period of time over which Equity Units are earned or become vested.

2.23     “Previously Acquired Shares” means shares of Common Stock that are already owned by a Participant.

2.24     “Securities Act” means the Securities Act of 1933, as amended.

2.25     “Separation from Service” is defined in applicable guidance under Code §409A, which generally provides that:

            (1)        a Participant will be deemed to have a Separation from Service only if the Participant ceases to perform any services for the Company and other members of the Control Group, or the Participant continues to provide only “insignificant” services;

(2)        service is “insignificant” if it is performed at a rate that is no more than 20% of the average level of services provided by the Participant for the preceding three full calendar years;

            (3)        a bona fide leave of absence will not be considered a Separation from Service for the first six months of such leave or until the Participant no longer has a right to reemployment by statute or contract, whichever is longer;

            (4)        transfer to an employer in which the Company or another member of the Control Group has at least 50% ownership interest is not a Separation from Service; and

            (5)        for purposes of determining benefits earned by a Participant for service as a Director, Separation from Service occurs when he or she ceases to be a Director.

2.26     “Subsidiary” means any entity in which the Company has a direct or indirect ownership interest sufficient so that the entity is a member of the Control Group.

2.27     “Year” means the 12-month period ending each December 31.

3.         Plan Administration.

Except to the extent the Plan explicitly reserves responsibility to the Board, the Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board.  The Committee shall consist solely of not less than two members of the Board who are considered (i) non-employee directors within the meaning of Exchange Act Rule 16b-3 and (ii) outside directors within the meaning of Code § 162(m).  If no such Committee is appointed, the Plan shall be administered by the Board and all references to the Committee shall be deemed references to the Board.  If the Board determines that an individual appointed to the Committee does not meet any of the criteria for Committee membership, the actions of the Committee taken prior to that determination due to the appointment of that individual shall remain in effect unless the Board determines otherwise.

The Committee (and in the absence of a Committee, the Board) shall have the following authority, subject to the terms of the Plan:

(a)        To determine which Employees and Directors will be designated as Participants.

(b)        To determine the terms of each Option including the number of shares of Common Stock subject to the Option, the exercise price, the terms under which the Option will vest or become exercisable, the Expiration Date of the Option, and the period of time (if any) following Separation from Service that the option may be exercised.

(c)        To determine whether the Option will be granted as an Incentive Stock Option or as a Non-Qualified Stock Option, recognizing that Incentive Stock Options can be granted only to Employees and not to non-employee Directors.

(d)       To determine the terms of each award of Equity Units, including any performance goals or other requirements that must be met for the underlying shares of Common Stock to be distributed.

(e)        To modify the terms of any outstanding Option or Equity Unit in any manner permitted by the Plan as then in effect, or to cancel the Option or Equity Unit, subject to the following:

(1)        Subject to Section 4.3, outstanding Options granted under this Plan shall not be repriced.

(2)        If the modification or cancellation adversely affects a Participant, it will not apply to that Participant without his or her consent, unless required by law or necessary to avoid adverse tax treatment.

(f)        To delegate to one or more Employees all or any part of its authority under the Plan with regard to granting and administering Options or Equity Units for persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.  (However, Options or Equity Units so granted generally will not qualify as “performance-based compensation” for purposes of Code § 162(m).)

(g)        To exercise discretionary authority to construe the terms of the Plan and to make all decisions and interpretations necessary or advisable to operate the Plan.

4.         Shares Available for Issuance.

4.1       Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 6,000,000 shares of Common Stock plus any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under the Company’s 2001 Stock Incentive Plan and which are not thereafter issued.

4.2       Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or are subject to outstanding Options or Equity Units will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  Any shares of Common Stock that are subject to an Option or Equity Unit that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested will automatically again become available for issuance under the Plan.  However, shares withheld for the purpose of paying applicable withholding taxes will not again become available for issuance under the Plan.

4.3       Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Options or Equity Units.

5.         Participation.

The Board or Committee may designate any Employee or Director as a Participant.

6.         Options.

6.1       Grants to Employees.    The Committee may grant Options to Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Qualified Stock Option.  The aggregate number of shares on which Options may be granted to any one Employee during any calendar year may not exceed 25% of the 6,000,000 shares of Common Stock available for issuance under the Plan.  If an Option granted to an Employee is canceled, said Option will nevertheless be included in applying said 25% limit.

6.2       Grants to Non-Employee Directors.  The Committee may grant Non-Qualified Stock Options to Directors who are not Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

6.3       Exercise Price.  The per share price to be paid upon exercise of an Option will be determined at the time of the Option grant.  The per share price to be paid by a Participant upon exercise of an Option will be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

6.4       Exercisability and Duration.  An Option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant.  Unless otherwise determined by the Committee at the time of grant, the Expiration Date of each Option will be 10 years from its date of grant.

6.5       Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, tender of Previously Acquired Shares, Attestation, or by a combination of such methods.  “Attestation” means delivery by a Participant to the Company of a written affidavit of ownership of Previously Acquired Shares the Fair Market Value of which is then applied to the exercise price of the Option in lieu of actual delivery of such Previously Acquired Shares.  Upon receipt of such Attestation of Previously Acquired Shares and payment for any portion of the exercise price not paid by Attestation, the Company shall deliver to the Participant a stock certificate for the number of Option shares so exercised, minus the number of Previously Acquired Shares attested to in the written affidavit, and minus any shares withheld to cover tax obligations.

6.6       Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivering in person, by facsimile or electronic transmission or through the mail, a written notice of exercise to the Company (Attention:  Secretary) at its principal executive office in Neenah, Wisconsin and paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan.  The Committee may permit a Participant to enter into a written plan pursuant to Exchange Act Rule 10b5-1 specifying the date or dates the Participant’s Options will automatically be exercised.

7.         Equity Units.

7.1       Grants.  An Employee or Director may be granted one or more Equity Units under the Plan, and such Equity Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Equity Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ of the Company or any Subsidiary until the end of the Performance Period established for said Equity Units or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria during the Performance Period.

7.2       Payments.  Upon satisfaction of all applicable restrictions and conditions for payment, each Equity Unit will be payable in the form of a share of Common Stock (less any applicable tax withholding).  Payment with respect to an Equity Unit will occur as soon as administratively feasible in the Year after the Year in which the Performance Period for the Equity Unit ends.  Each Equity Unit may (but is not required to) include the right to receive periodic payments from the Company equivalent to the dividends paid on the underlying Common Stock.  Any such dividend equivalents will be paid as of the dates the dividends are paid.

7.3       Holding Requirement Applicable to Grants Made to Officers.  Equity Units granted to Officers are subject to the holding requirement of this section.  Upon payment of such grants, half of the net shares issued after any required tax withholding must be held and may not be transferred by the Officer for at least three years after the date any applicable restrictions or conditions for payment were satisfied.  The other half of the shares may be sold or transferred immediately.  The Company may adopt appropriate procedures to assure compliance with the holding requirement, such as placing a legend on the share certificates or retaining possession of the certificates until the three-year holding period expires.  If an Officer has a Separation from Service, the holding requirement will no longer apply and the individual will be free to sell or transfer the shares.  The holding requirement does not apply to grants made to individuals who are not Officers.

8.         Effect of Separation from Service.

8.1       Death or Disability.  If a Participant’s Separation from Service occurs by reason of his or her death or Disability, then the provisions of (a) and (b) shall apply:

(a)        Options outstanding at the time of said Separation from Service will not expire as a result of said Separation from Service but rather will vest and remain in effect for the remaining term of the Option.  However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s Separation from Service.

(b)        All Equity Units then held by the Participant will vest.  The Company will transfer to the Participant (or to the beneficiary, legal representative, heir, or legatee of a deceased Participant) a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units, less any shares withheld to cover taxes.  Said transfer shall occur as of a date or dates determined by the Committee which shall not be later than December 31 of the Year in which the Participant died or was determined to have a Disability.  However, as permitted by Code  §409A, in cases where a Participant’s death or Disability occurred in October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant died or was determined to have a Disability.

8.2       Separation from Service After Attaining Applicable Age.  If a Participant’s Separation from Service occurs after he or she has attained the applicable age specified in (a) and for a reason other than the Participant’s death or Disability, then the provisions of (a) through (e) shall apply:

(a)        The “applicable age” for purposes of this section is:

(1)        For any Participant who is an Officer, the applicable age is 60 with respect to Options and 55 with respect to Equity Units.

(2)        For any Participant who is an Employee but not an Officer, the applicable age is 65.

(b)        Options outstanding at the time of said Separation from Service will not expire as a result of said Separation from Service but rather will vest and remain in effect for the remaining term of the Option.  However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s Separation from Service.

(c)        A fraction of each outstanding grant of Equity Units will be vested.  The fraction of a grant that will be vested is the number of Equity Units in that grant, multiplied by a fraction (i) the numerator of which is the number of months from the beginning of the Performance Period for that grant through the month in which the Participant’s Separation from

Service occurred and (ii) the denominator of which is the total number of months in said Performance Period.  Except as otherwise provided by the Committee, any Equity Units which are not vested will be forfeited.

(d)       However, if a Participant meets the requirements of (1), his or her Equity Units will be vested as provided in (2).

(1)        The requirements of this paragraph (1) are met if the Participant satisfies all three of the following requirements:

(A)       The Participant is 60 or older on the date of his or her Separation from Service;

(B)       The Participant was born on or before January 1, 1954; and

(C)       The Participant was elected as an Officer prior to January 1, 2007.

(2)        If the Participant meets the requirements of (1):

            (A)       Except as provided in (C), all Equity Units awarded to the Participant prior to the Year in which his or her Separation from Service occurred will be vested.

            (B)       Equity Units awarded to the Participant during the Year in which his or her Separation from Service occurred will be forfeited except as provided in section 8.2(c) or as provided in section 8.2(d)(2)(C).

            (C)       The Committee may, in its sole discretion, prescribe a longer or shorter vesting period with respect to Equity Units awarded to a Participant in the Year he or she attains age 61 or any subsequent Year.

(e)        The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s vested Equity Units (determined as provided in (c) or (d), whichever is applicable, less any shares withheld to cover taxes.  Said transfer shall occur as of a date or dates determined by the Committee which shall not be earlier than the Participant’s Payment Date and shall not be later than December 31 of the Year in which the Participant’s Payment Date occurred.  However, as permitted by Code §409A, if a Participant’s Payment Date occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant’s Payment Date occurred.

8.3       Other Separation from Service.  If a Participant’s Separation from Service occurs under circumstances not covered under sections 8.1 and 8.2 (i.e. not due to death or Disability and before the applicable age specified in section 8.2(a)), then the provisions of (a) through (c) shall apply:

(a)        If the Separation from Service is not for “cause”, (i) Options held by the Participant which are exercisable as of the date of Separation from Service will remain exercisable for a period of three months after such separation (but in no event after the expiration date of any such options), and (ii) Options which are not yet exercisable as of the date of the Separation from Service will be forfeited immediately.  If the Separation from Service is for “cause”, all options will be forfeited immediately upon Separation from Service, regardless of whether they were then exercisable.

(b)        All Equity Units then outstanding will be forfeited, and no payment will be made with respect thereto.  However, if the Separation from Service is not for “cause”, the Committee may, in its sole discretion, provide for vesting and payment with respect to all or a portion of the outstanding Equity Units.  Any such payment shall occur as of a date determined by the Committee which shall not be earlier than the Participant’s Payment Date and shall not be later than December 31 of the Year in which the Participant’s Payment Date occurred.  However, as permitted by Code  §409A, if a Participant’s Payment Date occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Payment Date occurred.

When such a payment occurs, the Participant will receive one share of Common Stock for each vested Equity Unit, less any applicable withholding taxes.  The Committee’s decision with respect to such payment will be not be binding or precedential with regard to subsequent Separations from Service by other Participants.  The Committee may delegate its authority under this paragraph to the Company’s chief executive officer.  If the Separation from Service is for “cause”, then any outstanding Equity Units will be forfeited immediately and are not subject to discretionary payout.

(c)        For purposes of this section, the existence of “cause” will be determined by the Committee by reference to any employment or other agreement or policy applicable to the Participant.  In addition, the Committee may determine any of the following to constitute “cause”:   (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

8.4       Breach of Confidentiality or Noncompete Agreements.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after such Participant’s Separation from Service, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option or Equity Unit grant then held by the Participant without notice of any kind.

8.5       Payment Date.  A Participant’s “Payment Date” is the first day of the seventh month after the month in which the Participant’s Separation from Service occurred.  For example, if a Participant’s Separation from Service occurs on May 15, 2007 her Payment Date is December 1, 2007, and payment must occur on or after December 1, 2007 and on or before March 15, 2008.  If another Participant’s Separation from Service occurs January 31, 2008, his Payment Date is August 1, 2008 and payment must occur on or after August 1, 2008 and on or before December 31, 2008.

8.6       Non-Employee Directors.  Sections 8.1 through 8.5 are not applicable to Options or Equity Units granted to Directors who are not Employees.  If such an individual has a Separation from Service (i.e. ceases to be a Director):

(a)        He or she may exercise any outstanding Options within 12 months after ceasing to be a Director (or within such other period as approved by the Board or Committee at the time the Options were granted).

(b)        All Equity Units then held by the Participant will vest.  The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units.  Said transfer shall occur as of a date or dates determined by the Company which shall not be later than December 31 of the Year in which the Participant ceased to be a Director.  However, as permitted by Code §409A, if a Participant’s Separation from Service occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant ceased to be a Director.

8.7       Options Not Exercisable After Expiration Date.  Notwithstanding any provisions of this Section 8 to the contrary, no Option will be exercisable after its Expiration Date.

8.8       Provisions Applicable If a Participant’s Employer Ceases to be a Subsidiary.  For purposes of sections 8.2 and 8.3, if a Participant’s employer ceases to be a Subsidiary of the Company due to a sale of stock which qualifies as a change of control for purposes of Code §409A, and the Participant remains an employee of that employer, the Participant will be considered to have a Separation from Service as of the date the employer ceases to be a Subsidiary.  The preceding sentence does not apply if, at the time the employer ceases to be a Subsidiary, the Participant transfers to employment with the Company or another Subsidiary.

9.         Payment of Withholding Taxes.

9.1       General Rules.  The Company is entitled to (i) withhold and deduct from the shares of Common Stock payable under the Plan, from future wages of the Participant, or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option or Equity Unit, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Equity Unit or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Option or Equity Unit.

9.2       Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares (including but not limited to the Shares the acquisition of which triggered the tax obligation), by withholding shares of Common Stock payable to the Participant under this Plan, or by payments made pursuant to a Broker Exercise Notice, or by a combination of such methods.

10.       Change of Control Event.

10.1     Change of Control Event.  A “Change of Control Event” shall be deemed to have occurred if any of the following occurs:

(a)        Any “Person” (as defined in Section 13(d) of the Exchange Act) acquires or becomes a beneficial owner (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (Voting Securities) or 20% or more of the outstanding shares of Common Stock; provided, however, that the following shall not constitute a “Change of Control Event”:

(1)        any acquisition or beneficial ownership by the Company or a Subsidiary;

(2)        any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary;

(3)        any transaction immediately following which more than 80% respectively, of (i) the combined voting power of the Company’s Voting Securities and (ii) the Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common

Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such acquisition;

(b)        Continuing Directors do not constitute a majority of the members of the Board;

(c)        Consummation of a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger or consolidation, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% respectively of (i) the combined voting power of the then outstanding Voting Securities and (ii) the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership of the Voting Securities and Common Stock as the case may be, immediately prior to such reorganization, merger or consolidation;

(d)       Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 80%, respectively, of (i) the combined voting power of the then outstanding Voting Securities and (ii) the then outstanding shares of Common Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners respectively of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership of the Voting Securities and Common Stock, as the case may be, immediately prior to such sale or other disposition;

(e)        The Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to a “Change in Control Event” described in (a), (b), (c) or (d) that ultimately results in such a “Change of Control Event”, or a tender or exchange offer or proxy contest is commenced which ultimately results in such a “Change in Control Event”.

Notwithstanding anything stated above, a “Change of Control Event” shall not be deemed to occur with respect to a Participant if the acquisition or beneficial ownership of the 20% or greater interest referred to in (a) is by the Participant or by a group, acting in concert, that includes the Participant or a majority of the then combined voting power of the then outstanding Voting Securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, consolidation or disposition of assets referred to in (c) or (d), be beneficially owned, directly or indirectly, by the Participant or by a group, acting in concert, that includes the Participant

            10.2     Code §409A Event.  A “Code §409A Event” is a Change of Control Event (as defined in section 10.1) that qualifies as a change in control event for purposes of Code §409A and any applicable regulations.

10.3     Continuing Directors.  Continuing Directors means:

(a)        individuals who, on January 1, 2006, are Directors;

(b)        individuals elected as Directors after January 1, 2006 for whose election proxies are solicited by the Board; or

(c)        individuals elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a Continuing Director shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board.

10.4     Acceleration of Vesting.  If a Change of Control Event occurs, (a) all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all Equity Units then held by Participants will vest and be payable as follows:

(a)        If the Change of Control Event qualifies as a Code §409A Event, all Equity Units then held by Participants will vest and be payable immediately.

(b)        If the Change of Control Event does not qualify as a Code §409A Event:

            (1)        All Equity Units which would not have been vested immediately before the Change of Control Event if the Participant then had a Separation from Service will vest and be paid as soon as administratively feasible during the year in which the Change of Control Event occurred.

            (2)        All Equity Units which would have been vested immediately before the Change of Control Event if the Participant then had a Separation from Service will vest and will be paid as of whichever of the following dates is earlier:

            (A)       As soon as administratively feasible in the Year after the Year in which the Performance Period for the Equity Unit ends.

            (B)       During the seventh month after the month in which the Participant’s Separation from Service occurs.

10.5     Cash Payment.  If a Code §409A Event occurs, then the Board or Committee may, without the consent of any Participant affected thereby, terminate the Plan and all substantially similar plans.  Upon such termination, all Participants will receive the following amounts as payment for their outstanding Options or Equity Units:

(a)        With respect to the shares of Common Stock subject to Options, as of the effective date of any such Change of Control Event, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change of Control Event over the exercise price per share of such Option.

(b)        With respect to the Equity Units, cash in an amount equal to the Fair Market Value (determined immediately prior to the effective date of the Change of Control Event), of the shares of Common Stock represented by such Equity Units.

Any such termination must occur during the 1 month period preceding or the 12 month period following the Code §409A Event.  The cash payments must be completed within 12 months after the Plan is terminated.

10.6     Gross-Up for Change of Control Payments.  If, with respect to a Participant, the acceleration of the vesting of an Option or Equity Unit as provided in Section 10.4 (which acceleration could be deemed a “Payment” within the meaning of Code § 280G(b)(2)) or the payment of cash in exchange for all or part of an Option or Equity Unit as provided in Section 10.5, together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Code § 1504(a) without regard to Code § 1504(b)) of which the Company is a member, would constitute an “excess parachute payment” (as defined in Code § 280G(b)(1)), and therefore be subject to the excise tax imposed under Code § 4999, then the Participant shall be entitled to receive an additional cash payment from the Company in an amount such that the Participant would be in the same financial position as if there were no excise tax imposed on such payments.  That is, if any amount paid pursuant to this Plan is subject to the excise tax imposed by Code § 4999, the Company shall pay the Participant an additional amount such that, after payment by the Participant of all income taxes and excise taxes imposed upon such additional payment, the Participant will retain a portion of the additional payment equal to the excise tax.  For this purpose, the Company shall assume that the Participant’s income is taxed at the highest federal and state marginal rate then in effect.

11.       Rights of Eligible Recipients and Participants; Transferability.

            11.1     Employment.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

11.2     Rights as a Shareholder.  As a holder of Options or Equity Units, a Participant will have no rights as a shareholder unless and until the Options are exercised or the Equity Units are paid in the form of Common Stock.  However, as part of any grant of Equity Units, the Committee may provide that a Participant will be entitled to receive cash distributions equivalent to the dividends paid from time to time on the Common Stock underlying such Units.

11.3     Restrictions on Transfer.  Any Option or Equity Unit granted under this Plan shall by its terms be non-transferable by the grantee other than by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by the grantee or by the grantee’s guardian or legal representative, except that a Non-Qualified Stock Option may, if the Option Agreement so provides, also be transferable to members of the grantee’s immediate family, to a partnership whose members are only the optionee and/or members of the grantee’s immediate family, or to a trust for the benefit of only the grantee and/or members of the grantee’s immediate family.  “Immediate Family” for purposes of this section includes only the grantee’s spouse, parents, children, and other direct descendants of the grantee and his or her spouse (including children and other descendants by adoption).

11.4     Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.       Securities Law and Other Restrictions.

            Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the

Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.       Plan Amendment, Modification and Termination.

The Board or Committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board or Committee may deem advisable.  However, no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Code § 422 or the rules of the New York Stock Exchange.  No termination, suspension or amendment of the Plan may adversely affect any outstanding award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Board or Committee to take whatever action it deems appropriate under Sections 3(e), 4.3 and 10.5.

14.       Effective Date and Duration of the Plan.

The Plan is effective upon approval by the Company’s shareholders.  The Plan will terminate at midnight on December 31, 2015, and may be terminated prior to such time to by Board action, and no Options or Equity Units will be granted after such termination.  Except as provided in section 10.5, awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions and paid, in accordance with their terms.

15.       Miscellaneous.

15.1     Governing Law.  The Plan will be construed in accordance with the laws of Missouri.

15.2     Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.’

15.3     Code §409A.  The Plan is intended to satisfy all applicable requirements of Code §409A and will be construed in light of that intent.  The Committee may modify the Plan and Options or Equity Units granted pursuant to the Plan to the extent the Committee deems necessary to comply with Code §409A, even if such modifications adversely affect outstanding Options and Equity Units, provided the Committee determines that such modifications are necessary to avoid adverse tax consequences.

APPROVED IN BEHALF OF THE COMPANY

By:
Jeffrey H. Curler, Chairman and CEO

Date Signed: